Designated Filer:  Warburg, Pincus Ventures, L.P.
Issuer & Ticker Symbol:   Skillsoft Public Limited Company (SKIL)
Date of Event Requiring Statement:  November 2, 2006


                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES




WARBURG PINCUS PARTNERS, LLC
By:  Warburg Pincus & Co., its Managing Member

By:  /s/ Scott A. Arenare
     -----------------------------                     Date: November 3, 2006
     Name:   Scott A. Arenare
     Title:  Partner


WARBURG PINCUS LLC

By:  /s/ Scott A. Arenare
    -----------------------------                      Date: November 3, 2006
      Name:   Scott A. Arenare
      Title:  Managing Director


 WARBURG PINCUS & CO.

By:  /s/ Scott A. Arenare
    -----------------------------                      Date: November 3, 2006
      Name:   Scott A. Arenare
      Title:  Partner


By:  /s/ Scott A. Arenare
    -----------------------------                      Date: November 3, 2006
      Name: Charles R. Kaye
      By: Scott A. Arenare, Attorney-in-Fact*


By:  /s/ Scott A. Arenare
    -----------------------------                      Date: November 3, 2006
      Name: Joseph P. Landy
      By: Scott A. Arenare, Attorney-in-Fact**


* Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.